Exhibit 99.1

NEWS RELEASE	For Immediate Release

Media Contacts:	Investor Contact
Shannon Bennett	Eric Rychel
216.910.3664	216.910.3229
shannon.bennett@aleris.com	eric.rychel@aleris.com

Jason Saragian
216.910.3670 jason.saragian@aleris.com

ALERIS INTERNATIONAL, INC. ANNOUNCES EXTENSION OF EXCHANGE OFFER

FOR ITS 7 7/8% SENIOR NOTES DUE 2020

CLEVELAND, OH – January 23, 2013 – Aleris International, Inc. (the “Company”), a wholly owned subsidiary of Aleris Corporation, today announced the extension of its offer to exchange (the “Exchange Offer”) up to $500,000,000 of its outstanding 7 7/8% Senior Notes due 2020 (the “Outstanding Notes”) for up to $500,000,000 of its new 7 7/8% Senior Notes due 2020 that have been registered under the Securities Act of 1933, as amended. The exchange offer is now scheduled to expire at 12:00 midnight, New York City time on January 25, 2013, unless further extended by the Company. As of 12:00 midnight, New York City time on January 22, 2013, approximately $499,720,000 in principal amount, or 99%, of the Outstanding Notes had been tendered in the exchange offer.

The Exchange Offer was originally set to expire at 12:00 midnight, New York City time on January 22, 2013. Except for the extension of the expiration date, all of the terms of the Exchange Offer remain as set forth in the Exchange Offer prospectus.

U.S. Bank National Association, the trustee under the indenture governing the Notes, is serving as the exchange agent in connection with the Exchange Offer. Persons with questions regarding the Exchange Offer should contact U.S. Bank National Association at (800) 934-6802. Requests for documents relating to the Exchange Offer should be directed to U.S. Bank National Association.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy securities. The Exchange Offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations; (17) the possibility that we may incur additional indebtedness in the future; (18) limitations on operating our business as a result of covenant restrictions under our indebtedness; and (19) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

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